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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as experts in "Item 3., Incorporation of Documents by Reference" of the Registration Statement (Form S-8) pertaining to the Pain Webber Group Inc. 1994 Stock Award Plan of Paine Webber Group Inc. for under the related Plan Information Statement of Paine Webber Group Inc. for the registration of 7,500,000 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1994, except for the note as to the subsequent event, for which the date is February 3, 1994, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                      ERNST & YOUNG LLP


New York, New York
September 12, 1994